Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 29, 2021, relating to the financial statements of HashiCorp, Inc., appearing in Registration Statement No. 333-260757 on Form S-1 of HashiCorp, Inc.

/s/ Deloitte & Touche LLP

San Jose, California

December 8, 2021